Exhibit 10.1

BROOKFIELD RENEWABLE ENERGY L.P.

SEVENTH AMENDMENT TO THE

THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Third Amended and Restated Limited Partnership Agreement dated February 11, 2016 (the “Agreement”) of Brookfield Renewable Energy L.P. (the “Partnership”) is made as of the 28th day of July, 2020 by the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS the board of directors of the general partner of Brookfield Renewable Partners L.P. (“BEP”) has approved a special distribution (the “Special Distribution”) of class A exchangeable subordinate voting shares (“BEPC Shares”) of Brookfield Renewable Corporation (“BEPC”) to the holders of equity units and general partner units of BEP;

AND WHEREAS, the BEPC Shares will be structured with the intention of providing holders with an economic return equivalent to limited partnership units of BEP (“BEP Units”), including identical distributions, and be exchangeable for BEP Units on a one-for-one basis (subject to adjustment) (or for the cash equivalent, at the election of BEPC) in accordance with the terms of the BEPC Shares;

AND WHEREAS, in connection with the Special Distribution, the Partnership will distribute BEPC Shares to all holders of its Equity Units and General Partner Units, which includes BEP;

AND WHEREAS, from time to time the BREP Group may wish to establish other entities whose securities (collectively with the BEPC Shares, “Exchangeable Securities”) are also structured with the intention of providing holders with an economic return equivalent to BEP Units, including identical distributions, and be exchangeable or redeemable for BEP Units;

AND WHEREAS, upon an exchange or redemption of Exchangeable Securities for BEP Units, BEP will be issued, subscribe for or purchase the same number of additional Class A Units (the “Related Class A Issuance”), thereby increasing the number of Equity Units outstanding;

AND WHEREAS, it is desirable to amend the Agreement in connection with the Special Distribution to adjust the First Distribution Threshold and Second Distribution Threshold and to reflect the Special Distribution and the economic equivalence of the Exchangeable Securities that are the economic equivalent of BEP Units that may be issued from time to time;

AND WHEREAS, as of May 3, 2016, BEP changed its name from Brookfield Renewable Energy Partners L.P. to Brookfield Renewable Partners L.P. (the “Name Change”);

AND WHEREAS, it is desirable to amend the Agreement to reflect the Name Change;

AND WHEREAS, pursuant to Section 17.1 of the Agreement, subject to compliance with the requirements of the Limited Partnership Act and the Exempted Partnerships Act, the General Partner (pursuant to its powers of attorney from the Limited Partners), without the approval of any Limited Partner, may make any amendment that in the sole discretion of the General Partner is necessary or appropriate to reflect and account for the formation of the

Partnership of, or its investment in, any Person, as otherwise permitted by the Agreement and any amendment that the General Partner determines in its sole discretion does not adversely affect the Limited Partners considered as a whole (including any particular class of Partnership Interest as compared to other classes of Partnership Interests) in any material respect;

AND WHEREAS, the General Partner desires to amend the Agreement as set out herein;

NOW THEREFORE,

1.	Amendments to Article 1

(a) Section 1.1.3 is hereby deleted in its entirety and replaced with the following:

“Agreement” means this Third Amended and Restated Limited Partnership Agreement of Brookfield Renewable Energy L.P., as amended by the First Amendment to the Third Amended and Restated Limited Partnership Agreement of the Partnership dated as of May 25, 2016, the Second Amendment to the Third Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 14, 2017, the Third Amendment to the Third Amended and Restated Limited Partnership Agreement of the Partnership dated as of January 16, 2018, the Fourth Amendment to the Third Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 28, 2019, the Fifth Amendment to the Third Amended and Restated Limited Partnership Agreement of the Partnership dated as of March 11, 2019, the Sixth Amendment to the Third Amended and Restated Limited Partnership Agreement of the Partnership dated as of February 24, 2020 and the Seventh Amendment to the Third Amended and Restated Limited Partnership Agreement dated as of July 28, 2020;

(b) Section 1.1 is hereby amended by adding the following definitions:

1.1.43.1 “Equivalent Security” means any Security (as such term is defined in the Master Services Agreement) that is determined by the General Partner to be the economic equivalent of a BEP Unit;

1.1.43.2 “Equivalent Security Amount” means the additional amount that would have been payable to the General Partner pursuant to clause (ii) of either Section 5.2.2.4 or Section 5.2.2.5 if any Equivalent Security outstanding on the last day of the applicable Quarter had been exchanged or redeemed for BEP Units and the Related Class A Issuance had taken place immediately prior to the last day of the applicable Quarter less any Incentive Distribution paid by any member of the BEP Group to any member of the Brookfield Group in respect of the Equivalent Security in respect of the applicable Quarter;

1.1.115.1 “Related Class A Issuance” means, upon an exchange or redemption of Equivalent Securities for BEP Units, the issuance to, subscription for or purchase by BEP of the same number of additional Class A Units;

1.1.121.1 “Special Income Allocation Amount” has the meaning assigned to such term in Section 4.8.4;

(c) Section 1.1.50 is hereby deleted in its entirety and replaced with the following:

“First Distribution Threshold” means $0.300 per Unit per Quarter (pro rated for any Quarter in which (i) a Unit is not Outstanding for the entire Quarter or (ii) the Capital Amount in respect of a Unit is adjusted pursuant to Section 3.4.3);

(d) Section 1.1.119 is hereby deleted in its entirety and replaced with the following:

“Second Distribution Threshold” means $0.338 per Unit per Quarter (pro rated for any Quarter in which (i) a Unit is not Outstanding for the entire Quarter or (ii) the Capital Amount in respect of a Unit is adjusted pursuant to Section 3.4.3);

2.	Amendments to Article 4

Section 4.8 is hereby amended by adding the following provision after Section 4.8.3:

4.8.4 Notwithstanding anything else in this Agreement, if Sections 4.8.4.1, 4.8.4.2 and 4.8.4.3 are all true in a given fiscal year of the Partnership, the Income for Canadian Tax Purposes will be allocated in the manner described below.

4.8.4.1 The Partnership acquires, buys back or otherwise purchases for cancellation Class A Units owned by BEP;

4.8.4.2 The Partnership has Income for Canadian Tax Purposes (in other words, the Partnership does not have a Loss for Canadian Tax Purposes); and

4.8.4.3 The money or property that is used by the Partnership exclusively in whole or in part to buy back such Class A Units from BEP is derived from transactions or events that give rise to positive amounts included in Income for Canadian Tax Purposes.

The lesser of (1) the amount of Income for Canadian Tax Purposes, and (2) the aggregate of the positive amounts included in Income for Canadian Tax Purposes described in Section 4.8.4.3 will be allocated exclusively and specially (the “Special Income Allocation Amount”) only to BEP. The balance (if any) of the Income for Canadian Tax Purposes (being the amount remaining after subtracting the Special Income Allocation Amount from the Income for Canadian Tax Purposes) will be allocated to all Partners in accordance with Sections 4.8.1 and 4.8.2. For greater certainty, the money or property received by BEP from the Partnership in connection with the purchase by the Partnership of Class A Units owned by BEP shall not be considered to be a “distribution” for the purposes of Sections 4.8.1 and 4.8.2.

3.	Amendments to Article 5

Section 5.4.2 is hereby deleted in its entirety and replaced with the following:

5.4.2 Notwithstanding anything to the contrary in this Article 5, any amounts otherwise payable to the General Partner pursuant to clause (ii) of either Section 5.2.2.4 or Section 5.2.2.5 shall, subject to Section 5.4.3, (a) be reduced by (but will not be less than zero) any amount in the Incentive Distribution Account at the time of the distribution (any such amount, once applied to reduce amounts otherwise payable, is referred to as an

“Applied Incentive Amount”) and (b) be increased by the Equivalent Security Amount (if positive) in respect of such Quarter.

4.	Amendments Relating to the Name Change

Both references on the cover page of the Agreement to “Brookfield Renewable Energy Partners L.P.” are hereby deleted, and the first instance is replaced with “Brookfield Renewable Partners L.P.”.

The reference to “Brookfield Renewable Energy Partners L.P.” on page 1 of the Agreement is hereby deleted and is replaced with “Brookfield Renewable Partners L.P. (formerly Brookfield Renewable Energy Partners L.P.)”.

All references in the Agreement to “BREP are hereby deleted and replaced with “BEP”.

5.	Effective Date

This Amendment shall be effective upon the date first written above.

6.	Governing Law

This Amendment shall be governed by and construed in accordance with the laws of Bermuda.

7.	General

(a)	Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one agreement.

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IN WITNESS WHEREOF, the General Partner has executed this Amendment as of the date first above written.

GENERAL PARTNER:

BREP HOLDING L.P., by its general partner, BRP BERMUDA GP LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary